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                                                                     EXHIBIT 5.1

                [Letterhead of Wilson Sonsini Goodrich & Rosati]
                               September 14, 2000

Peregrine Systems, Inc.
3611 Valley Centre Drive
San Diego, California 92130

         RE: REGISTRATION STATEMENT ON FORM S-8: LORAN NETWORK HOLDING CORPORATION INC. SHARE OPTION PLAN, KEY EMPLOYEE SHARE OPTION AGREEMENT DATED DECEMBER 1, 1998 IN FAVOR OF LEIGHTON POWELL FOR AN OPTION TO PURCHASE 250,000 LORAN CLASS A SHARES, KEY EMPLOYEE SHARE OPTION AGREEMENT DATED DECEMBER 1, 1998 IN FAVOR OF DAVID LEVY FOR AN OPTION TO PURCHASE 250,000 LORAN CLASS A SHARES, KEY EMPLOYEE SHARE OPTION AGREEMENT DATED DECEMBER 1, 1998 IN FAVOR OF LEIGHTON POWELL FOR AN OPTION TO PURCHASE 750,000 LORAN CLASS A SHARES, KEY EMPLOYEE SHARE OPTION AGREEMENT DATED DECEMBER 1, 1998 IN FAVOR OF DAVID LEVY FOR AN OPTION TO PURCHASE 525,000 LORAN CLASS A SHARES, OPTION AGREEMENT DATED OCTOBER 25, 1999 IN FAVOR OF STEVEN DAUBER FOR AN OPTION TO PURCHASE 650,000 LORAN CLASS B SHARES AND OPTION AGREEMENT DATED JANUARY 18, 2000 IN FAVOR OF STEVEN DAUBER FOR AN OPTION TO PURCHASE 100,000 LORAN CLASS B SHARES
Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about September 14, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, amended, of 602,700 shares of your Common Stock (the "Shares") reserved for issuance under the Loran Network Holding Corporation Inc. Share Option Plan, the Key Employee Share Option Agreement dated December 1, 1998 in favor of Leighton Powell for an option to purchase 250,000 Loran Class A Shares, the Key Employee Share Option Agreement dated December 1, 1998 in favor of David Levy for an option to purchase 250,000 Loran Class A Shares, the Key Employee Share Option Agreement dated December 1, 1998 in favor of Leighton Powell for an option to purchase 750,000 Loran Class A Shares, the Key Employee Share Option Agreement dated December 1, 1998 in favor of David Levy for an option to purchase 525,000 Loran Class A Shares, the Option Agreement dated October 25, 1999 in favor of Steven Dauber for an option to purchase 650,000 Loran Class B Shares and the Option Agreement dated January 18, 2000 in favor of Steven Dauber for an option to purchase 100,000 Loran Class B Shares (the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans.

         It is our opinion that the Shares, as or when issued and sold in the manner described in the Registration Statement and sold in the manner referred to in the Plans and pursuant to the agreement which accompanies the Plans, are or will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,
                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati